As filed with the Securities and Exchange Commission on January 8, 2026
Registration No. 333-
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________
        Delaware                             22-2343568
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                    identification number)
________________
110 Allen Road, Second Floor
Basking Ridge, NJ 07920
(Address of principal executive offices; zip code)
________________
Lisata Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended
Lisata Therapeutics, Inc. 2018 Equity Incentive Compensation Plan, as amended
(Full title of the plans)
________________
David J. Mazzo, Ph.D.
Chief Executive Officer
Lisata Therapeutics, Inc
110 Allen Road, Second Floor
Basking Ridge, NJ 07920
(908) 841-0100
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jeffrey P. Schultz, Esq.
Mintz Levin Cohn Ferris Glovsky &
Popeo, P.C.
919 Third Avenue
New York, NY 10022
(212) 935-3000
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☐                         Accelerated filer  ☐
Non-accelerated filer    ☒                            Smaller reporting company  ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 45,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), for issuance under the Lisata Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (the “2017 ESPP”), representing an increase of 45,000 shares reserved under the 2017 ESPP, as approved by the Company’s stockholders at the Company’s annual meeting of stockholders on June 10, 2025, and (ii) 862,135 additional shares of Common Stock reserved for issuance under the Lisata Therapeutics, Inc. 2018 Equity Incentive Compensation Plan, as amended (the “2018 Plan” and, together with the 2017 ESPP, the “Plans”), pursuant to the provision of the 2018 Plan providing for an automatic annual increase by an amount equal to 5% of the total number of outstanding shares of Common Stock on the immediately preceding December 31, as approved by the Company’s stockholders at the Company's annual meeting of stockholders on June 27, 2024.
Pursuant to General Instruction E on Form S-8, the contents of the prior registration statements on Form S-8, File Nos. 333-280812, 333-273229, 333-248101, 333-257560, 333-218642, 333-225744 and 333-225743, previously filed with respect to the Plans, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of the Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:
a.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025;
b.The Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025;
c.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;
d.The Registrant’s Current Reports on Form 8-K as filed with the SEC on June 10, 2025, June 13, 2025, July 15, 2025, October 08, 2025; and
e.The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 2, 2013, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.
The Registrant was incorporated under the laws of the State of Delaware. Under the General Corporation Law of the State of Delaware (the “Delaware GCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was the Registrant’s director, officer, employee or agent, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
In addition, the Delaware GCL also provides that the Registrant also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the Registrant’s right to procure a judgment in its favor by reason of the fact that he or she is or was the Registrant’s director, officer, employee or agent, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests. However, in such an action by or on the Registrant’s behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the Registrant unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
The Registrant’s certificate of incorporation is consistent with the Delaware GCL. Each of the Registrant’s directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. The Registrant also maintains insurance on behalf of its directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not the Registrant would have the power to indemnify such persons under the Delaware GCL.
The Registrant has entered into indemnification agreements with its Chief Executive Officer, its SVP, Finance and Treasury and Chief Accounting Officer, and certain other employees and each of the Registrant’s directors pursuant to which the Registrant has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is the Registrant’s director, officer, employee, agent or fiduciary.
In addition to such other rights of indemnification as they may have, the 2017 ESPP and the 2018 Plan (together, the "Plans") contain the following indemnification provisions applicable to (i) each member of the Board of Directors of the Company and (ii) each member of the committee which administers the Plans (the "Committee"), defined as the Compensation Committee of the Board of Directors, or such other committee of members of the Board appointed by the Board, authorized under Section 14 of each of the Plans to administer the Plans and to perform the functions assigned to the Committee under such Plans:
"The Plans shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plans, to determine eligibility and to adjudicate all disputed claims filed under the Plans. Every finding, decision and determination made by the Committee shall, to the full extent permitted by the law, be final and binding upon all parties. The Committee may retain the services of an outside firm to serve as its agent in administering the Plans on a day-to-day basis. No member of the Board or the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Board or the Committee in connection with the Plans, except for such member's own willful misconduct or as expressly provided by statute."

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The exhibits accompanying this registration statement are listed on the accompanying exhibit index.
Item 9. Undertakings.
(a)        The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge (Bernards Township), State of New Jersey, on this 8th day of January 2026.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David J. Mazzo as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Mazzo David J. Mazzo, PhD	Director, President and Chief Executive Officer (Principal Executive Officer)	January 8, 2026
/s/ James Nisco James Nisco	SVP, Finance and Treasury and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 8, 2026
/s/ Gregory B. Brown Gregory B. Brown, MD	Chairman of the Board of Directors	January 8, 2026
/s/ Mohammad Azab Mohammad Azab, MD, MBA	Director	January 8, 2026
/s/ Cynthia L. Flowers Cynthia L. Flowers, MBA	Director	January 8, 2026
/s/ Heidi Henson Heidi Henson	Director	January 8, 2026
/s/ Steven M. Klosk Steven M. Klosk, JD	Director	January 8, 2026

EXHIBIT INDEX

Number        Description

3.1		Amended and Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 of Registrants Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2016.
3.2		Amended and Restated Bylaws, as amended, incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2016.
3.3		Amendments to the Amended and Restated Bylaws, as amended, incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed with the SEC on September 21, 2017.
5.1	*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant
23.1	*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (included in Exhibit 5.1)
23.2	*	Consent of Grant Thornton LLP, independent registered public accounting firm
24.1	*	Power of Attorney (included on the signature pages of this registration statement)
99.1	#	Lisata Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended, incorporated by reference as filed Appendix B to the Company's Definitive Proxy Statement, filed with the SEC on April 29, 2024.
99.2	#	Lisata Therapeutics, Inc. 2018 Employee Equity Incentive Plan, as amended, incorporated by reference as filed Appendix A to the Company's Definitive Proxy Statement, filed with the SEC on April 29, 2024.
107	*	Calculation of Filing Fee Table

_______________

*	Filed herewith.
#	Indicates management contract or compensatory plan